Exhibit 10.6

ERTC & LIABILITY TRANSFER AGREEMENT FOR AKERNA Corp.

THIS ERTC & LIABILITY TRANSFER AGREEMENT (“Agreement”) is made and entered into as of February 8, 2024 between Akerna Corp., a Delaware Corporation, (“Transferor”) and Distributionco LLC, a Colorado Limited Liability Company, (“Transferee”) for the voluntary transfer of ERTC receivables payable by Paychex, Inc. and certain liabilities of Transferor, owed by Transferor to the parties identified in this Agreement (“Liabilities”).

RECITALS

A.	Transferor possesses certain Employee Retention Tax Credit receivables and is liable for certain payments; and

B.	Transferor desires to Transfer to Transferee and Transferee desires to receive from Transferor said ERTC receivables for the purpose of the payment of Transferor’s Liabilities; and

C.	Transferee agrees to make certain payments, as specified by Transferor, in settlement of said liabilities.

In consideration of the mutual promises, representation, warranties, and covenants contained in this Agreement, the Parties agree as follows:

1. Transfer of ERTC Receivables. Subject to the terms and conditions of this Agreement, Transferor agrees to transfer the ERTC receivables (“Transferred Asset”) to Transferee.

2. Payment of Existing Liabilities. Transferee agrees to utilize the Transferred Asset, subject to each party’s respective percentage share, to satisfy the liabilities of the parties identified in Schedule A (“Receiving Parties”):

3. Terms. Transferee shall make the payments from the Transferred Asset to the Receiving Parties within five (5) business days of Transferee’s receipt of funds received from the Transferred Asset.

4. Representations and Warranties of Transferor. Transferor represents and warrants to Transferee as of the date of this Agreement that:

a.	Transferor has full power and authority to execute and deliver this Agreement and to perform Transferor’s obligations under it, and that this Agreement constitutes the valid and legally binding obligation of Transferor, enforceable in accordance with its terms and consideration.

b.	Transferor holds of record, the Transferred Amount, free and clear of any restrictions on transfer (other than any restriction under applicable law), liabilities, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, or demands.

5. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor as of the date of this Agreement that:

a.	Transferee has full power and authority to execute and deliver this Agreement and to perform Transferee’s obligations under it, and that this Agreement constitutes the valid and legally binding obligation of Transferee, enforceable with its terms and conditions.

6. Indemnification and Limitation of Liability.

a.	Transferee shall indemnify or reimburse Transferor from and against any losses, claims, damages, liabilities, costs, and expenses, incurred after the transfer, (including reasonable attorney’s fees and other expenses of investigation and defense or prosecution of any claims or actions) to which Transferor may become subject due to, or which result from: (i) any breach by Transferee of the covenants, warranties, or representations contained in this Agreement; and (ii) any third party claims which arise out of, relate to, or result from any act or omission of the Transferee.

b.	Transferor shall indemnify or reimburse Transferee from and against any losses, claims, damages, liabilities, costs and expenses incurred prior to the transfer (including reasonable attorney’s fees and other expenses of investigation and defense or prosecution of any claims or actions) to which Transferee may become subject due to, or which result from, any breach by the Transferor of the covenants, warranties, or representations contained in this Agreement.

7. Transfer Covenants and Conditions. Each of the parties will use reasonable efforts to take all actions and to do all things necessary to consummate and make effective the transactions contemplated in this Agreement.

8. Agreement Binding. This Agreement shall be binding upon the personal representatives, successors, and assignees of the parties. This Agreement and any accompanying instruments and documents include the entire transaction between the parties and there are no representations, warranties, covenants, or conditions, except those specified herein or in accompanying instruments or documents.

9. Applicable Law and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any disputes arising out of this Agreement shall be submitted to mediation in Denver, Colorado. If a dispute is not resolved within thirty (30) days of the holding of a mediation session, then the dispute shall be subject to binding arbitration with the American Arbitration Association in Denver, CO. In the event of Arbitration, the losing party shall reimburse the prevailing party for reasonable attorney fees and costs incurred.

The parties have executed this Agreement on the date listed on the first page.

/s/ Jessica Billingsley	/s/ Scott Sozio
,	,

JESSICA BILLINGSLEY For AKERNA CORP TRANSFEROR	SCOTT SOZIO For DISTRIBUTIONCO LLC TRANSFEREE

Schedule A

The undersigned, in consideration of the payment from Distributionco LLC on behalf of Akerna Corp., in the amount of the below-listed percentage of funds received by Distributionco LLC, hereby waives and releases any and all claims against Akerna Corp. for additional payment of the below-listed amount. This waiver and release does not cover any additional past, present, or future payment due to the undersigned not listed below.

Amount

Percentage of Distributionco distributions

Name

Date